EXHIBIT 5.1

                       [Letterhead of Goodwin Procter LLP]




                                  May 19, 2003




The Stride Rite Corporation
191 Spring Street
Lexington, Massachusetts 02421

Ladies and Gentlemen:

      This opinion is furnished in our capacity as counsel to The Stride Rite Corporation, a Massachusetts corporation (the "Company"), in connection with the registration, pursuant to the Securities Act of 1933 (the "Securities Act"), of an additional 300,000 shares (the "Shares") of common stock, par value $0.25 per share, of the Company, which may be issued pursuant to The Stride Rite Corporation 1998 Non-Employee Director Stock Ownership Plan (the "Plan") as amended to date.

      In connection with rendering this opinion, we have examined the Restated Articles of Organization of the Company, as amended, and the Bylaws of the Company, as amended, such records of the corporate proceedings of the Company as we deemed material, the Registration Statement on Form S-8 relating to these Shares, the Plan, and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

      Based upon the foregoing, we are of the opinion that when the Shares have been issued and paid for in accordance with the terms of the Plan and the Registration Statement and upon receipt of full consideration therefor, the Shares will be legally issued, fully paid and nonassessable.

      We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion as to any laws other than the laws of the United States of America and the Commonwealth of Massachusetts.

      The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                          Very truly yours,




                                          /s/ Goodwin Procter  LLP



                                          GOODWIN PROCTER LLP